Exhibit 10.1
TWELFTH AMENDMENT OF REVOLVING CREDIT AGREEMENT
     TWELFTH AMENDMENT (this “Twelfth Amendment”), dated as of February 5, 2009, to the REVOLVING CREDIT AGREEMENT dated as of January 25, 1994 (as amended and modified prior to the date hereof, the “Agreement”) between THE TALBOTS, INC. (the “Borrower”) and SUMITOMO MITSUI BANKING CORPORATION (as successor to The Sakura Bank, Limited, New York Branch) (the “Bank”).
WITNESSETH:
     WHEREAS, the Borrower and the Bank wish to amend the Agreement in certain respects as set forth herein;
     NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Unless otherwise indicated, capitalized terms used herein and defined in the Agreement shall have the respective meanings ascribed thereto in the Agreement.
ARTICLE II
AMENDMENTS
2.01.	Definitions. Section 1(a) of the Agreement shall be amended by deleting the following defined terms: “Capital Stock”, “Capitalized Lease Obligations”, “Consolidated EBITDA”, “Consolidated EBITDAR”, “Consolidated Net Income”, “Consolidated Net Interest Expense”, “Consolidated Net Worth”, “Disposition”, “Fixed Charge Coverage Ratio”, “GAAP”, “Hedging Agreements”, “Indebtedness”, “Leverage Ratio”, “Operating Lease Obligations”, “Subsidiary”, and “Total Indebtedness”.
2.02.	Covenants. Section 10 of the Agreement shall be amended by deleting subsections (f), (g), and (h), which are captioned, “Leverage Ratio”, “Net Worth”, and “Fixed Charge Coverage Ratio”, respectively.
ARTICLE III
MISCELLANEOUS
3.01. Effectiveness. Conditioned on the truth and accuracy of the representations made in Section 3.02 hereof, this Twelfth Amendment shall become effective as of the date hereof when the Bank shall have received a copy of this Twelfth Amendment executed by the parties hereto.
3.02. Representations. The Borrower hereby represents and warrants that, after giving effect to this Twelfth Amendment, except as disclosed to the Bank in writing prior to the date hereof,

(i) no Event of Default exists, and (ii) all representations and warranties contained in the Agreement are true and correct in all material respects. The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this Twelfth Amendment.
3.03. Expenses. The Borrower agrees to pay on demand all out-of-pocket costs and expenses incurred by the Bank in connection with the administration, modification and amendment of the Agreement, as amended by this Twelfth Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities thereunder, and all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement thereof (whether through negotiations, legal proceedings or otherwise).
3.04. Ratification. The Agreement shall remain in full force and effect in its original form when this Twelfth Amendment shall become effective except as heretofore amended and as the Agreement is specifically amended by the terms of this Twelfth Amendment.
3.05. Cross-references. Any reference to the Agreement made in the Agreement or any related document by either party hereto shall henceforth be to the Agreement as amended by this Twelfth Amendment.
3.06. Execution in Counterparts. This Twelfth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
3.07. Titles and Headings. The titles and headings of sections of this Twelfth Amendment are intended for convenience only and shall not in any way affect the meaning or construction of any provisions of this Twelfth Amendment.
3.08. Governing Law. This Twelfth Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE TALBOTS, INC.
By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Senior Vice President, Finance

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Manabu Hirabayashi
	Name:	Manabu Hirabayashi
	Title:	Senior Vice President